National Grid USA
   |
   |---------------Massachusetts Electric Co.
   |
   |---------------The Naragansett Electric Co.
   |
   |---------------Granite State Electric Co.
   |
   |---------------Nantucket Electric Co.
   |
   |---------------New England Power Co.
   |
   |---------------New England Electric Transmission Corp.
   |
   |---------------NEES Communications, Inc.
   |
   |---------------Wayfinder Group, Inc.
   |
   |---------------Granite State Energy, Inc.
   |
   |---------------New England Energy, Inc.
   |
   |---------------Metrowest Realty LLC
   |
   |---------------New England Power Service Co.
   |
   |---------------NEES Energy, Inc.
   |                         |
   |                         |---------------AllEnergy Marketing Co., LLC
   |
   |---------------New England
   |               Hydro-Transmission Corp.--------
   |                                               |--New England Hydro Finance Co.
   |---------------New England                     |
   |               Hydro-Transmission Electric Co.-
   |
   |---------------Research Drive LLC